Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-4 of SmartFinancial, Inc. of our reports dated March 18, 2019, with respect to the 2018 consolidated financial statements of SmartFinancial, Inc. and the effectiveness of internal control over financial reporting, which reports are included in SmartFinancial, Inc.’s 2018 Annual Report on Form 10-K, as amended.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

December 6, 2019